PRESS RELEASE

FOR IMMEDIATE RELEASE                                                   Contact:
January 29, 2004                                                  Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                   (309)743-7745



                               QCR Holdings, Inc.

    Announces Earnings Results For the Fourth Quarter Ended December 31, 2003

QCR Holdings, Inc. (Nasdaq SmallCap/QCRH) today announced earnings for the fourth quarter ended December 31, 2003 of $1.1 million, or basic earnings per share of $0.39 and diluted earnings per share of $0.38. For the same quarter one year ago, the Company reported earnings of $2.0 million, or basic earnings per share of $0.74 and diluted earnings per share of $0.72. In October 2002, the Company realized a significant non-recurring gain from the sale of its Independent Sales Organization (ISO) merchant credit card processing portfolio. This sale resulted in a gain of $1.3 million, or $0.47 in diluted earnings per share.

Earnings for the twelve months ended December 31, 2003 were $5.5 million, or basic earnings per share of $1.96 and diluted earnings per share of $1.91. For the same twelve months in 2002, the Company had earnings of $4.8 million, or basic earnings per share of $1.75 and diluted earnings per share of $1.71. As noted above, calendar year 2002 earnings were impacted by the October 2002 sale of the Company's ISO portfolio. Earnings for calendar year 2003 were also positively impacted by the Company's continued processing of these ISO volumes through September, 2003. This ISO processing resulted in additional 2003 net income of $900 thousand, or $0.32 per share.

Excluding both the one-time gain from the sale of the ISO portfolio in October 2002, as well as the non-recurring revenue from the continued processing through September 2003, net income for the twelve months ended December 31, 2002 would have been $3.5 million, or diluted earnings per share of $1.24, and net income for the twelve months ended December 31, 2003 would have been $4.6 million, or diluted earnings per share of $1.61. Although excluding the impact of these events is a non-GAAP measure, management believes that it is important to provide such information due to the non-recurring nature of this income and to more accurately compare the results of the periods presented.

"As anticipated, earnings for the fourth quarter were impacted by significant reductions in gains on the sale of residential real estate loans, as refinancing volumes have dropped dramatically. Also impacting fourth quarter earnings was $494 thousand in stock appreciation rights (SAR) expense, which was generated by a $5.50 per share increase in the Company's stock price during the fourth quarter," noted Doug Hultquist, President and Chief Executive Officer. He continued, " Results for the twelve-month period demonstrated substantial improvement, as net income increased by $640 thousand, or 13%, over the twelve-month period ended December 31, 2002. Significant increases in net interest income and gains on the sale of residential real estate loans fueled these improved earnings. As we look to 2004, it appears we will be presented with several earnings challenges resulting from the decline in gains on residential real estate loans and the reduced processing volumes at Quad City Bancard, as experienced during this last quarter of 2003. In addition, the coming months will bring some large investments in technology and facilities at our subsidiary banks."

Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust added, "The Company continues to experience solid growth, with total assets increasing at a rate of 17% during 2003. In the fall of 2003, we announced plans for a fifth Quad City Bank & Trust banking facility, to be located in west Davenport. This facility will likely be completed in late 2004 and will aid in our efforts to continue expanding our market share in the Quad Cities. In addition, Quad City Bank & Trust has acquired the northern segment of its Brady Street facility in Davenport, which had previously been owned by the developer of the property. Renovations to develop this additional space for use by some of the Company's operational and administrative functions are nearly completed."

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

"We are quite pleased with $1.91 in diluted earnings per share in 2003, which represents a 12% improvement over the $1.71 reported for 2002," noted Todd Gipple, Executive Vice President and Chief Financial Officer. He added, "Excluding the October 2002 one-time gain and the non-recurring income from continued ISO processing through September 2003, we achieved an adjusted income per diluted share of $1.61 in 2003, representing a 30% improvement over adjusted diluted earnings per share of $1.24 for 2002. Strong asset growth resulted in a significant increase in net interest income of $3.4 million for 2003, when compared to the prior year. This growth offset a compressed net interest margin percentage created by the prolonged low rate environment. Increased gains on the sale of residential real estate loans were another significant contributor to the improved earnings, as these gains increased by $1.0 million for the twelve-month period." He continued, "We are also very pleased with Cedar Rapids Bank & Trust's outstanding progress as the bank was profitable in 2003, only its second full year of operation."

"Cedar Rapids Bank & Trust continues to be a significant contributor to the Company's growth in assets, loans, and deposits since opening in September of 2001. We have continued to experience rapid growth, as we reached total assets of $150.1 million, net loans of $113.3 million, and deposits of $101.7 million as of December 31, 2003. We have also achieved profitability, as the bank had after-tax net income of $192 thousand for the year ended December 31, 2003, as compared to after-tax losses of $753 thousand for 2002," noted Cedar Rapids Bank & Trust President and Chief Executive Officer, Larry Helling. He added, "The market's positive reaction to our strategy of providing personalized banking relationships with the highest levels of service has continued to provide us with new commercial and retail banking relationships."

The Company's total assets increased 17% to $710.0 million at December 31, 2003 from $604.6 million at December 31, 2002. During the same period, net loans increased by $70.9 million or 16% to $513.8 million from $442.9 million at December 31, 2002. Non-performing assets remained stable at $5.0 million at both December 31, 2002 and December 31, 2003. Total deposits increased 18% to $511.7 million at December 31, 2003 from $434.7 million at December 31, 2002. Stockholders' equity rose to $41.8 million at December 31, 2003 as compared to $36.6 million at December 31, 2002.

"Nonaccrual loans at December 31, 2003 were $4.2 million, of which $3.2 million, or 76%, resulted from four large commercial lending relationships at Quad City Bank & Trust," explained Chief Financial Officer Gipple. He added, "Accruing loans past due 90 days or more were $756 thousand at December 31, 2003, of which $562 thousand, or 74%, were the result of another five lending relationships at Quad City Bank & Trust." He further added, "The bank is working closely with all of these customers. Of the five customers 90 days or more past due at year-end, three of them, representing $400 thousand in loan balances, became current with their payments during the first month of 2004. Like many other financial institutions, some of our customers experienced difficulty in the lagging economy during 2003, which led management to increase the allowance for estimated loan losses from December 31, 2002 to December 31, 2003. Given the continued soft economy, management is closely monitoring the Company's loan portfolio and the level of our allowance for loan losses. We are focusing our efforts in an attempt to improve the overall quality of our loan portfolio."

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City and Cedar Rapids communities via its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, and Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois.

Special Note Concerning Forward-Looking Statements. This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate,"
"may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

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

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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

                                                                  As of
                                      ------------------------------------------------------------
                                       December 31,   September 30,   December 31,    December 31,
                                           2003           2003            2002            2001
                                      ------------------------------------------------------------
(dollars in thousands,
  except share data)

SELECTED BALANCE SHEET DATA

Total assets ......................   $  710,040      $  683,500      $  604,600      $  462,685
Securities ........................      128,843         104,205          81,654          66,121
Total loans .......................      522,471         496,387         449,736         342,999
Allowance for estimated loan losses        8,643           8,795           6,879           4,939
Total deposits ....................      511,652         497,586         434,748         343,888
Total stockholders' equity ........       41,823          40,699          36,586          30,299
Common shares outstanding .........    2,803,844       2,789,385       2,762,915       2,742,436
Book value per common share .......        14.92           14.59           13.24      $    11.05
Full time equivalent employees ....          213             207             195             179
Tier 1 leverage capital ratio .....         7.35%           7.44%           7.79%           9.06%

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

                                                                    As of
                                        -----------------------------------------------------------
                                         December 31,   September 30,   December 31,   December 31,
                                             2003           2003            2002           2001
                                        -----------------------------------------------------------
(dollars in thousands)

ANALYSIS OF LOAN DATA

Nonaccrual loans ......................   $  4,204       $  5,613        $  4,608       $  1,846
Accruing loans past due 90 days or more        756          1,250             431          1,765
Other real estate owned ...............         --            209              --             47
Total nonperforming assets ............      4,960          7,072           5,039          3,658

Net charge-offs (calendar year-to-date)   $  1,641       $    711        $  1,470       $    442

Loan mix:
  Commercial ..........................   $435,633       $401,791        $350,331       $255,493
  Real estate .........................     35,693         45,892          54,713         47,335
  Installment and other consumer ......     51,145         48,704          44,692         40,171
Total loans ...........................    522,471        496,387         449,736        342,999

ANALYSIS OF DEPOSIT DATA
Deposit mix:
  Noninterest-bearing .................   $130,963       $117,313        $ 89,676       $ 60,603
  Interest-bearing ....................    380,689        380,273         345,072        283,285
Total deposits ........................    511,652        497,586         434,748        343,888

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

                                                          For the Quarter Ended              For the Twelve Months Ended
                                               -------------------------------------------   ---------------------------
                                               December 31,   September 30,   December 31,   December 31,   December 31,
                                                   2003           2003            2002           2003          2002
                                               -------------------------------------------------------------------------
(dollars in thousands, except per share data)

SELECTED INCOME STATEMENT DATA
Interest income ............................   $  8,503        $  8,622         $  8,244       $ 33,378       $ 30,794
Interest expense ...........................      2,775           2,889            3,295         11,950         12,720
Net interest income ........................      5,728           5,733            4,949         21,428         18,074
Provision for loan losses ..................        778             939            1,547          3,405          3,410
Noninterest income .........................      2,170           3,260            6,371         11,168         12,714
Noninterest expense ........................      5,495           5,356            6,642         21,035         20,190
Income tax expense .........................        526             890            1,094          2,695          2,367
Net income .................................      1,099           1,808            2,037          5,461          4,821

Earnings per common share (basic) ..........   $   0.39        $   0.65         $   0.74       $   1.96       $   1.75
Earnings per common share (diluted) ........   $   0.38        $   0.63         $   0.72       $   1.91       $   1.71

AVERAGE BALANCES
Assets .....................................   $707,066        $683,787         $589,546       $660,052       $531,480
Deposits ...................................    516,979         493,042          414,043        473,257        380,070
Loans ......................................    499,174         501,385          437,833        480,314        387,936
Stockholders' equity .......................     41,217          39,988           35,830         39,213         32,939

KEY RATIOS
Return on average assets (annualized) ......       0.62%          1.06%            1.38%          0.83%          0.91%
Return on average common equity (annualized)      10.67%         18.09%           22.74%         13.93%         14.64%
Net interest margin (TEY) ..................       3.57%          3.66%            3.61%          3.55%          3.72%
Efficiency ratio ...........................      69.58%         59.56%           58.62%         64.53%         65.53%

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

                                                               For the Quarter Ended               For the Twelve Months Ended
                                                     -------------------------------------------   ---------------------------
                                                     December 31,   September 30,   December 31,   December 31,   December 31,
                                                         2003           2003            2002           2003           2002
                                                     -------------------------------------------------------------------------
(dollars in thousands, except share data)

ANALYSIS OF NONINTEREST INCOME

Merchant credit card fees, net of processing costs   $      416     $      784      $      604     $    2,195     $    2,367
Trust department fees ............................          551            550             531          2,243          2,209
Deposit service fees .............................          425            386             313          1,505          1,128
Gain on sales of loans, net ......................          336          1,162           1,152          3,668          2,624
Securities gains (losses), net ...................           --              1              62             --             69
Gain on sale of merchant credit card portfolio ...           --             --           3,460             --          3,460
Other ............................................          442            377             249          1,557            857
   Total noninterest income ......................        2,170          3,260           6,371         11,168         12,714

ANALYSIS OF NONINTEREST EXPENSE

Salaries and employee benefits ...................   $    3,330     $    3,294      $    3,209     $   12,711     $   11,379
Compensation and other expenses related to
     sale of merchant credit card portfolio ......   $       --             --           1,414             --          1,414
Professional and data processing fees ............          496            506             477          1,962          1,499
Advertising and marketing ........................          254            179             201            786            658
Occupancy and equipment expense ..................          676            656             621          2,641          2,517
Stationery and supplies ..........................          125            111             112            460            469
Postage and telephone ............................          157            157             147            632            548
Other ............................................          457            453             461          1,843          1,706
   Total noninterest expenses ....................        5,495          5,356           6,642         21,035         20,190

WEIGHTED AVERAGE SHARES

Common shares outstanding (a) ....................    2,797,014      2,786,889       2,755,917      2,782,042      2,748,859
Incremental shares from assumed conversion:
    Options and Employee Stock Purchase Plan .....       83,922         80,963          68,370         73,013         65,714
Adjusted weighted average shares (b) .............    2,880,936      2,867,852       2,824,287      2,855,055      2,814,573

(a)  Denominator for Basic Earnings Per Share
(b)  Denominator for Diluted Earnings Per Share

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